As filed with the Securities and Exchange Commission on May 23, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Hanover Insurance Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3263626
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

440 Lincoln Street

Worcester, MA 01653

(Address of principal executive offices, including zip code)

The Hanover Insurance Group, Inc. Amended Long-Term Stock Incentive Plan (formerly the Allmerica Financial Corporation Long-Term Stock Incentive Plan)

and

The Hanover Insurance Group, Inc. 2006 Long-Term Incentive Plan

(Full title of the plan)

J. Kendall Huber

Senior Vice President and General Counsel

440 Lincoln Street

Worcester, MA 01653

(508) 855-1000

(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Julie H. Jones, Esq.

Ropes & Gray LLP

One International Place

Boston, MA 02110

617-951-7000

617-951-7050 (facsimile)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.01 par value per share(2)	3,335,895 shares(3)	$47.93	$159,889,447.35	$17,109.00

(1)	Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average high and low prices of the Common Stock as reported by the New York Stock Exchange on May 19, 2006 to be $48.15 and $47.71, respectively.

(2)	Includes associated purchase rights which currently are evidenced by certificates for shares of Common Stock and automatically trade with such shares.

(3)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may issued to prevent dilution from stock splits, stock dividends and similar transactions.

EXPLANATORY NOTE

This Registration Statement is being filed by The Hanover Insurance Group, Inc. (the “Registrant”) to increase the number of shares of its common stock registered for issuance under The Hanover Insurance Group, Inc. Amended Long-Term Stock Incentive Plan (the “1996 Plan”) by 3,335,895 shares, 3,287,895 of which are reserved for issuance in respect of awards outstanding as of May 16, 2006 under the 1996 Plan (the “Outstanding Awards”). Shares that are subject to Outstanding Awards granted under the Registrant’s 1996 Plan that are forfeited or canceled, or expire or terminate, after May 16, 2006 without the issuance of such shares may be awarded under the Registrant’s 2006 Long-Term Incentive Plan and shares that are outstanding as of May 16, 2006 in the form of restricted stock awards under the 1996 Plan that are thereafter reacquired or repurchased by the Registrant prior to vesting may also be awarded under the 2006 Plan. The additional 48,000 shares being registered on this Registration Statement are in respect of restricted stock awards outstanding as of May 16, 2006 under the 1996 Plan. Any such shares of restricted stock that are reacquired or repurchased by the Registrant may be awarded under the 2006 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Hanover Insurance Group, Inc. (the “Registrant”) hereby incorporates the following documents herein by reference:

(a)	The Registrant’s latest annual report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 16, 2006.

(b)	All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to December 31, 2005.

(c)	The description of the Common Stock, $0.01 par value per share, contained in Registrant’s Registration Statement on Form S-1, which the Commission declared effective on October 10, 1995.

(d)	The description of the Common Stock purchase rights contained in the Registrant’s Registration Statement on Form 8-A, filed on December 17, 1997 and as amended on April 6, 2006.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “General Corporation Law”), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. In addition, the statutes of Delaware contain provisions to the general effect that any director shall in the performance of his duties be fully protected in relying in good faith upon the books of account or records of the corporation or statements prepared by any official of the corporation.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Registrant’s certificate of incorporation provides that the registrant shall indemnify and upon request shall advance expenses to its directors and officers to the full extent permitted by the laws of the State of Delaware; provided, however, that the Registrant is not required to indemnify a person in connection with an action that was initiated by or on behalf of the person. The Registrant’s certificate of incorporation provides that the Registrant’s directors shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the General Corporation Law as in effect at the time such liability is determined.

All of the Registrant’s directors and officers are covered by insurance policies maintained by the Registrant against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit

4.1	The Hanover Insurance Group, Inc. Amended Long-Term Stock Incentive Plan (formerly the Allmerica Financial Corporation Long-Term Stock Incentive Plan) (previously filed as Exhibit 10.23 to The Hanover Insurance Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001, No. 001-13754 and incorporated herein by reference).

4.2	The Hanover Insurance Group, Inc. 2006 Long-Term Incentive Plan (previously filed as Appendix I to The Hanover Insurance Group, Inc.’s Proxy Statement filed on April 3, 2006, No. 001-13754 and incorporated herein by reference).

4.3	Certificate of Incorporation of The Hanover Insurance Group, Inc. (previously filed as Exhibit 3.1 to The Hanover Insurance Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005, No. 001-13754 and incorporated herein by reference).

4.4	Amended By-laws of The Hanover Insurance Group, Inc. (previously filed as Exhibit 3.2 to The Hanover Insurance Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005, No. 001-13754 and incorporated herein by reference).

4.5	Rights Agreement dated as of December 16, 1997, between The Hanover Insurance Group, Inc. and First Chicago Trust Company of New York as Rights Agent (previously filed as Exhibit 1 to The Hanover Insurance Group, Inc.’s Form 8-A/A dated April 6, 2006, No. 001-13754 and incorporated herein by reference).

4.6	Amendment No. 1, dated as of December 30, 2005, to Rights Agreement dated as of December 16, 1997, between The Hanover Insurance Group, Inc. and Computershare Trust Company, N.A. (as successor to First Chicago Trust Company of New York, a New York trust company) (previously filed as Exhibit 4 to The Hanover Insurance Group, Inc.’s Form 8-A/A dated April 6, 2006, No. 001-13754 and incorporated herein by reference).

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page in Part II).

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worcester, The Commonwealth of Massachusetts, on this 16th day of May, 2006.

THE HANOVER INSURANCE GROUP, INC.

By:	/s/ Edward J. Parry, III
	Name:	Edward J. Parry, III
	Title:	Director, Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Frederick H. Eppinger, J. Kendall Huber and Edward J. Parry, III, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by The Hanover Insurance Group, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Frederick H. Eppinger Frederick H. Eppinger	Director, President and Chief Executive Officer (Principal Executive Officer)	May 16, 2006

/s/ Edward J. Parry, III Edward J. Parry, III	Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 16, 2006

/s/ Neal F. Finnegan Neal F. Finnegan	Director	May 16, 2006

/s/ David J. Gallitano David J. Gallitano	Director	May 16, 2006

/s/ Gail L. Harrison Gail L. Harrison	Director	May 16, 2006

/s/ Joseph R. Ramrath Joseph R. Ramrath	Director	May 16, 2006

/s/ Michael P. Angelini Michael P. Angelini	Director	May 16, 2006

/s/ Wendell J. Knox Wendell J. Knox	Director	May 16, 2006

/s/ Robert J. Murray Robert J. Murray	Director	May 16, 2006

/s/ Herbert M. Varnum Herbert M. Varnum	Director	May 16, 2006

EXHIBIT INDEX

4.1	The Hanover Insurance Group, Inc. Amended Long-Term Stock Incentive Plan (formerly the Allmerica Financial Corporation Long-Term Stock Incentive Plan) (previously filed as Exhibit 10.23 to The Hanover Insurance Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001, No. 001-13754 and incorporated herein by reference).

4.2	The Hanover Insurance Group, Inc. 2006 Long-Term Incentive Plan (previously filed as Appendix I to The Hanover Insurance Group, Inc.’s Proxy Statement filed on April 3, 2006, No. 001-13754 and incorporated herein by reference).

4.3	Certificate of Incorporation of The Hanover Insurance Group, Inc. (previously filed as Exhibit 3.1 to The Hanover Insurance Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005, No. 001-13754 and incorporated herein by reference).

4.4	Amended By-laws of The Hanover Insurance Group, Inc. (previously filed as Exhibit 3.2 to The Hanover Insurance Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2005, No. 001-13754 and incorporated herein by reference).

4.5	Rights Agreement dated as of December 16, 1997, between The Hanover Insurance Group, Inc. and First Chicago Trust Company of New York as Rights Agent (previously filed as Exhibit 1 to The Hanover Insurance Group, Inc.’s Form 8-A/A dated April 6, 2006, No. 001-13754 and incorporated herein by reference).

4.6	Amendment No. 1, dated as of December 30, 2005, to Rights Agreement dated as of December 16, 1997, between The Hanover Insurance Group, Inc. and Computershare Trust Company, N.A. (as successor to First Chicago Trust Company of New York, a New York trust company) (previously filed as Exhibit 4 to The Hanover Insurance Group, Inc.’s Form 8-A/A dated April 6, 2006, No. 001-13754 and incorporated herein by reference).

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Ropes & Gray LLP (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page in Part II).